AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT is effective as of the 1 st day of June, 2002, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), the investment adviser of the Issuers, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).


RECITALS

     WHEREAS, the Company, the Issuers and ACIM are parties to a certain Fund Participation Agreement dated March 1, 1994, as amended September 16, 1997, March 1, 1999 and May 1, 2001 (the "Agreement") in connection with the participation by the Funds (as defined in the Agreement) in individual and group annuity contracts to be issued through one or more separate accounts established by the Company under state law; and

     WHEREAS, the Company desires to revise the Agreement to make available as investment options under the contracts, one or more of the Investor Class and Advisor Class shares of the Funds made available by Distributor from time to time;

     WHEREAS, in connection with expanding the number of Funds available under the Agreement, the parties agree to add American Century Investment Services, Inc. (the "Distributor") as a party to the Agreement; and

     WHEREAS, in connection with expanding the number of Funds available under the Agreement, the parties have agreed to revise the reimbursement terms as set forth herein; and

     WHEREAS, the parties now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

     1. Addition of Funds. The first paragraph of the Fund Participation Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof

          "American  United  Life  Insurance  Company  (the  "Company")  and the
          investment advisor to the Issuers, American Century Investment Management, Inc. ("ACIM") hereby agree to an arrangement whereby shares of one or more of the Investor Class and Advisor Class shares of the Funds as set forth on EXHIBIT A, attached hereto, made available by Distributor from time to time (the

          "Funds") each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (collectively the "Issuers") shall be made available to serve as underlying investment media for Group Annuity Contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:"

     2. Pricing Errors. The following language is hereby added to the Agreement as Section 3(e):

          " 3(e). In the event adjustments are required to correct any error in the computation of the net asset value of any Fund's shares at the shareholder level as a result of a pricing error that is deemed to be material under the pricing policy of the Fund's Board of Directors or which Distributor otherwise deems necessary to correct at the shareholder level, Distributor shall notify the Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to the Company's clients. Notification shall be made by facsimile or by direct or indirect systems access acceptable to the Company.

          "If one or more of the Company's client accounts received amounts from any Fund in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, the Company will use its best efforts to collect such excess amounts from the applicable clients.

          "If an adjustment is to be made in accordance with this paragraph to correct an error which has caused a client account to receive an amount less than that to which it is entitled, the Fund shall use its best efforts to make all necessary adjustments to the number of shares owned in the account and/or distribute to the Company the amount of such underpayment for credit to the clients' subaccounts.

          "For purposes of making adjustments as provided above, the Funds will apply the same standards to all shareholders."

     3. Administration of Accounts. The text of Section 7(a) of the Agreement is hereby deleted in its entirety and the following text is substituted in lieu thereof

          "(a) In consideration of the Administrative Services (the "Administrative Services") as set forth on EXHIBIT B attached hereto, and the performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee per annum of the total average aggregate amount invested in Investor Class and Advisor Class shares of the Funds set forth on EXHIBIT A by the Company in accordance with the schedules set forth on EXHIBIT C."

The text of Section 7(b) is hereby deleted in its entirety and the following text is substituted in lieu thereof

          "(b) In consideration of the performance of the distribution services specified on EXHIBIT D, attached hereto (the "Distribution Services") by the Company, Distributor will pay the Company a fee (the "Distribution Fee") of 25 basis points (0.25%) of the average aggregate amount invested by the Company in the Advisor Class shares of the Funds under this Agreement."

     4. Termination. The text of Section 8(g) of the Agreement is hereby deleted in its entirety and the following text is substituted in lieu thereof

          "(g) Upon assignment of this Agreement by either Party."

The following text is hereby added to the Agreement as Section 8(i) and the remaining section shall be relettered accordingly.

          "(i) by a vote of a majority of the independent directors of the Funds; and"

     5. Miscellaneous. The text of Section 14(c) is hereby deleted in its entirety and the following text is substituted in lieu thereof.

          "(c) Successors and Assigns. This Agreement may not be assigned and will be terminated automatically upon any attempted assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto."

The text of Section 14(f) is hereby deleted in its entirety and the following text is substituted in lieu thereof

          "(f) This Agreement constitutes the entire Agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof and specifically the agreement dated March 1, 1994 as amended September 3, 1997, March 1, 1999 and May 1, 2001 between American United Life Insurance Company,

American Century Investment Management, Inc. and American Century mutual Funds, Inc., with respect to offering the International Growth Fund, the Small Cap Value Fund and the Equity Income Fund."

     6. Ratification. In the event of a conflict between the terms of this Amendment No. 4 and the Agreement, it is the intention of the parties that the terms of this Amendment No.4 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 4, the parties hereby confirm and ratify the Agreement.

     7. Counterparts. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     8. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date first above written.

AMERICAN UNITED LIFE                              AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                                 MANAGEMENT, INC.

BY:  /s/ Michael Grimme                           By:   /s/ William M. Lyons
Name:Michael Grimme                               Name:   William M. Lyons
Title: V.P. Marketing                             Title:  President


AMERICAN CENTURY INVESTMENT
SERVICE , INC.

By:/s/  William M. Lyons
Name: William M. Lyons
Title: Executive Vice President

                                    EXHIBTT A

                        FUNDS AVAILABLE -INVESTOR CLASS


Funds Eligible for TIERED Reimb.       Funds With a 25 bps Reimb.Cap   Funds With a 5 bps Reimb. Can      Funds With NO Service
Total Expense Ratio > 75 bps*          Total Expense Ratio between     Total Expense Ratio between        Reimbursement
                                       56 bps -74 bps                  46 bps -55 bps                     Total Expense
                                                                                                          Ratio < 45bps

Balanced Fund                          Diversified Bond Fund           AZ Municipal Bond Fund             Premium Money Market Fund
Emerging Markets Fund                  Equity Growth Fund              CA Hi Yield Municipal Fund
Equity Income Fund                     Global Natural Resources Fund   CA Intermediate Term Tax Free Fund
Global Growth Fund                     Hi h-Yield Municipal Fund       CA Limited Term Tax Flee Fund
Growth Fund                            Income & Growth Fund            CA Lo -Term Tax Free Fund
Heritage Fund                          Prime Money Market Fund         CA Tax Free Mote Market Fund
Hi h Yield Fund                        Short Term Government Fund      Capital Preservation Fund
Interational Bond Fund                 Target 2005 Fund                FL Municipal Bond Fund
International Growth Fund              Target 2010 Fund                Government Agency Money Market Fund
Large Company Value Fund               Target 2015 Fund                Goverment Bond Fund
Life Sciences Fund                     Target 2020 Fund                Inflation Adjusted Bond Fund
Real Estate Fund                       Target 2025 Fund                Tax Free Money Market Fund
Select Fund                            Target 2030 Fund                Tax Free Bond Fund
Small Ca Quantitative Fund             Utilities Fund
Small Ca Value Fund
Strategic Allocation: Aggressive
Strategic Allocation Conservative
Strategic Allocation: Moderate
Tax-Managed Value Fund
Technology Fur
Ultra Fur
Value Fund
Vista Fund

* bps = basis points



                              EXHIBIT A (Continued)

                         FUNDS AVAILABLE -ADVISOR CLASS


Funds Eligible for TIERED Reimb.       Funds With a 25 bps Reimb.Cap   Funds With a 5 bps Reimb. Can         Funds With NO Service
Total Expense Ratio > 100bps*          Total Expense Ratio between     Total Expense Ratio between           Reimbursement
                                       81 bps -99 bps                  71 bps -82 bps                        Total Expense
                                                                                                             Ratio < 70bps
Balanced Fund                          Diversified Bond Fund           Government Agency Money Market Fund
Emerging Market Fund                   ui Growth Fund                  Government Bond Fund
ui Income Fund                         Global Natural Resources Fund   Inflation Adjusted Bond Fund
Global Growth Fund                     Hi h-Yield Municipal Fund
Growth Fund                            Income & Growth Fund
Heritage Fund                          Short-Term Government Fund
I-Ii h Yield Fund                      Target 2005 Fund
International Bond Fund                Target 2010 Fund
International Growth Fund              Target 2015 Fund
Large Com n Value Fund                 Target 2020 Fund
Life Sciences Fund                     Target 2025 Fund
Real Estate Fund                       Target 2030 Fund
Select Fund                            Utilities Fund
Small Ca Quantitative Fund
Small Ca Value Fund
Strategic Allocation: A ive Fund
Strategic Allocation: Conservative Fund
Strategic Allocation: Moderate Fund
Tax-Ma ed Value Fund
Technology Fund
Ultra Fund
Value Fund
Vista Fund                                                                                                              _

* bps= basis points


                                    EXHIBIT B

                             ADMINISTRATIVE SERVICES

     Pursuant to the Agreement to which this is attached, the Company shall perform all administrative and shareholder services required or requested under the Contracts with respect to the Contract owners, including, but not limited to, the following:

     1. Maintain separate records for each Contract owner, which records shall reflect the shares purchased and redeemed and share balances of such Contract owners. The Company will maintain a single master account with each Fund on behalf of the Contract owners and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by the Contract owners.

     2. Disburse or credit to the Contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

     3. Prepare and transmit to the Contract owners, as required by law or the Contracts, periodic statements showing the total number of shares owned by the Contract owners as of the statement closing date, purchases and redemptions of Fund shares by the Contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Contracts.

     4. Transmit purchase and redemption orders to the Funds on behalf of the Contract owners in accordance with the procedures set forth in Section 3 to the Agreement.

     5. Distribute to the Contract owners copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

     6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Contracts.

                                    EXHIBIT C

                                 APPLICABLE FEES

     Investor Class

No Administrative Services Fee shall be paid on any Investor Class Funds with an expense ratio at or below 45 basis points. An Administrative Services Fee of 5 basis points shall be paid on any Investor Class Funds with an expense ratio between 46 basis points and 55 basis points. An Administrative Services Fee of 25 basis points shall be paid on any Investor Class Funds with an expense ratio between 56 basis points and 74 basis points. An Administrative Services Fee in accordance with the schedule below shall be paid on any Investor Class Funds with an expense ratio greater than or equal to 75 basis points.

                       Assets(1)                         Fee

           Assets between $0 - $500 million         25.0 basis points
           Assets > $500 million                    30.0 basis points

     Advisor Class

No Administrative Services Fee shall be paid on any Advisor Class Funds with an expense ratio less than or equal to 70 basis points. An Administrative Services Fee of 5 basis points shall be paid on any Advisor Class Funds with an expense ratio between 71 basis points and 80 basis points. An Administrative Services Fee of 25 basis points shall be paid on any Advisor Class Funds with an expense ratio between 81 basis points and 99 basis points. An Administrative Services Fee of 35 basis points shall be paid on any Advisor Class Funds with an expense ratio greater than or equal to 100 basis points.

The expense ratio of each Fund is set forth in each Fund's then-current prospectus.



1. The total asset level shall include only those Funds that meet the requirements for reimbursement in accordance with the applicable fees as set forth above. The total asset level shall be determined by aggregating the assets invested in the Investor Class shares of the Funds by the Company with the assets invested in the Class I VP shares of the Funds by the Company under the Agreement dated 3/1/94, as amended.

                                    EXHIBIT D

                              DISTRIBUTION SERVICES

Pursuant to the Agreement to which this is attached, the Company shall perform distribution services for Advisor Class shares of the Funds, including, but not limited to, the following:

     1.  Receive  and  answer  correspondence  from  prospective   shareholders,
including distributing prospectuses, statements of additional information, and shareholder reports.

     2. Provide facilities to answer questions from prospective investors about Fund shares.

     3. Assist investors in completing application forms and selecting dividend and other account options.

     4. Provide other reasonable assistance in connection with the distribution of Fund shares.